UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019 (January 18, 2019)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On January 18, 2019, we issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that our subsidiary, Sirius XM Radio Inc. (“Sirius Radio”), commenced, on behalf of Pandora Media, Inc. (“Pandora”), consent solicitations with respect to certain proposed amendments (the “Proposed Amendments”) to each of the indentures (the “Indentures”) governing Pandora’s 1.75% Convertible Senior Notes due 2020 (the “2020 Notes”) and 1.75% Convertible Senior Notes due 2023 (together with the 2020 Notes, the “Notes”), upon the terms and subject to the conditions set forth in a Consent Solicitation Statement, dated January 18, 2019 (the “Statement”), and the related consent form (the “Consent Form”). The Proposed Amendments relate to the transactions by which we will acquire Pandora under our previously announced agreement and plan of merger and reorganization with Pandora (the “Acquisition”). Each of the consent solicitations is being made independently of, and is not conditioned on, the consummation of the other consent solicitation.

Adoption of the Proposed Amendments with respect to each series of Notes is conditioned upon receipt of valid consents in respect of at least a majority of the aggregate principal amount of all outstanding Notes of the applicable series (the “Requisite Consents”) at or prior to 5:00 p.m., New York City time, on January 25, 2019 (unless extended or earlier terminated). On January 18, 2019, Sirius Radio entered into an agreement with a beneficial owner of approximately $60.0 million of the principal amount of the 2020 Notes, representing approximately 39.5% of the $152,051,000 aggregate principal amount of the outstanding 2020 Notes, pursuant to which such holder agreed to consent to the Proposed Amendments with respect to all of its 2020 Notes and Sirius Radio agreed not to make certain amendments to the terms of the consent solicitation with respect to the 2020 Notes without such holder’s consent.

The consent solicitations are being made solely on the terms and subject to the conditions set forth in the Statement and the Consent Form, including that all conditions precedent to the closing of the Acquisition have been satisfied or waived at or prior to February 15, 2019. The operativeness of the Proposed Amendments is not a condition to the completion of the Acquisition. Sirius Radio may terminate, extend or amend the consent solicitation with respect to either series of Notes as described in the Statement.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell the Notes and is not a solicitation of consents to the Proposed Amendments to the Indentures. The Consent Solicitations are being made solely on the terms and subject to the conditions set forth in the Statement and the Consent Form and the information in this Current Report on Form 8-K is qualified by reference to such documents.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

Dated: January 18, 2019